EXHIBIT 21.  LIST OF SUBSIDIARIES AND AFFILIATES


The following are the subsidiaries and affiliated corporations of the Company at December 31, 1993.

                                           State or Jurisdiction
                                          of Incorporation             %
                                          or Organization           Owned
                                          ----------------------    -----

ELI LILLY AND COMPANY   (1)                       Indiana

  Eli Lilly International Corporation             Indiana           100
    Eli Lilly Int'l. Corp.-Branch:                England           100
    Eli Lilly Int'l. Corp.-Branch:                Poland            100
    Eli Lilly Iran, S.A.                          Iran              100
    ELCO Insurance Company, Ltd.                  Bermuda           100

  Eli Lilly Interamerica, Inc.                    Indiana           100
    Eli Lilly Interamerica, Inc.-Branch:          Argentina         100
    Eli Lilly Interamerica, Inc.-Branch:          Columbia          100
    Eli Lilly Interamerica, Inc.-Branch:          Peru              100
    Eli Lilly Interamerica, Inc.-Branch:          Dominican Republic100
    Elanco Quimica Limitada                       Brazil            100
      Eli Lilly do Brasil Limitada                Brazil            100
        Darilor Sociedad Anonima                  Uruguay           100
      Beimirco Sociedad Anonima                   Uruguay           100

  STC Pharmaceuticals, Inc.                       Indiana           100

  Eli Lilly de Centro America, S.A.               Guatemala         100
  Eli Lilly y Compania de Mexico, S.A. de C.V.    Mexico            100
  Dista Mexicana, S.A. de C.V.                    Mexico            100

  Advanced Cardiovascular Systems, Inc.           California        100
  Cardiac Pacemakers, Inc.                        Minnesota         100
    CPI del Caribe, Ltd.                          Minnesota         100
  Devices for Vascular Intervention, Inc.         California        100

  EPCO, Inc.                                      Indiana           100
    DowElanco*                                    Indiana            40
  Heart Rhythm Technologies, Inc.                 California        100

  Hybritech, Incorporated                         California        100
    Hybritech International, Inc.                 California        100
      Hybritech Europe, S.A.                      Belgium           100
    Hybritech Clinical, Inc.                      California        100
    Hybrigenetics Cancer Research, Inc.           California        100
    Hybritech G.m.b.H.                            Germany           100
    Hybritech International Sales Corp.           California        100

  IVAC Corporation                                Delaware          100
      MIS Scandinavia AB                          Sweden            100
  Origin Medsystems, Inc.                         Delaware          100
  Pacific Biotech, Inc.                           California        100
  Physio-Control Corporation                      Delaware          100
  Eli Lilly Industries, Inc.                      Delaware          100
  Eli Lilly and Company (Taiwan), Inc.            Taiwan            100
  CBI Uniforms, Inc.*                             Delaware           50

  ELCO Management Corporation                     Delaware          100

ELCO MANAGEMENT CORPORATION                       Delaware          100

  Eli Lilly Australia Pty. Limited                 Australia        100
    Eli Lilly Australia Custodian Pty. Limited     Bermuda          100
    Eli Lilly and Company (N.Z.) Limited           New Zealand      100
      Eli Lilly (NZ) Staff Benefits Custodian Ltd. New Zealand      100

  Eli Lilly Canada, Inc.                           Canada           100
  ELCO Dominicana, S.A.                            Dominican Rep.   100
  ELCO International Sales Corporation             Virgin Islands
                                                    -US Possess.    100

  Eli Lilly Group Limited                          England          100
    Lilly Industries Limited                       England          100
      Dista Products Limited                       England          100
      Eli Lilly and Company Limited                England          100
      Lilly Research Centre Limited                England          100
      Elanco Products Limited                      England          100
      Creative Packaging Limited                   England          100
      Greenfield Pharmaceuticals Limited           England          100
      Lilly Medical Instruments Limited            England          100
      Welmed Limited                               England          100
    Eli Lilly Group Pension Trustees Limited       England          100

  Lilly Deutschland G.m.b.H.                       Germany          100
    Eli Lilly (Suisse) S.A. & Co. KG               Germany          100
      Beiersdorf-Lilly G.m.b.H.                    Germany           51
      Lilly Medizintechnik G.m.b.H.                Germany          100
        Danimed G.m.b.H. & Co. KG                  Germany           49

  Eli Lilly & Co. (Ireland) Limited                Ireland          100

  Eli Lilly Overseas Finance N.V.              Netherlands Antilles 100
    Eli Lilly Overseas Finance II N.V.         Netherlands Antilles 100

  Eli Lilly Asia, Inc.                             Delaware         100
    Eli Lilly Asia, Inc. - Branch                  Hong Kong        100
    Eli Lilly Asia, Inc. - Branch                  Korea            100
    Eli Lilly Asia, Inc. - Branch                  Thailand         100

  Eli Lilly S.A.                                   Switzerland      100

ELI LILLY S.A.                                     Switzerland      100

  Branch                                           Ireland          100
  Eli Lilly Export S.A.                            Switzerland      100
    Puerto Rico - Branch                           Puerto Rico      100
    Regional Office                                Singapore        100
  GEMS Services, S.A.                              Belgium          100
  T. P. Eli Lilly and Elanco D.O.O.                Yugoslavia       100
  Elanco Trustees Limited                          England          100
  DowElanco, B.V. *                                Netherlands       40
  Eli Lilly (Suisse) S.A                           Switzerland      100
    Eli Lilly (Suisse) S.A. - Branch               Iran             100
  Oldfields Financial Management S.A.              Switzerland      100
  Elanco Industrial, S.A.                          Spain            100

  Eli Lilly Nederland B.V.                         Netherlands      100
    Eli Lilly & Elanco Ges.m.b.H.                  Austria          100
      Czech Branch                                 Czech Republic   100
      Romanian Branch                              Romania          100
      Russian Branch                               Russia           100
      Ukraine Branch                               Ukraine          100
      Bulgarian Branch                             Bulgaria         100
      Slovakian Branch                             Slovakia         100
      Slovenian Branch                             Slovenia         100
    Eli Lilly Ges.m.b.H.                           Austria          100
    Lilly Mont-Saint-Guibert Development Centre    Belgium          100
    Lilly-MDD Mont-Saint-Guibert Headquarters S.A. Belgium          100
    MDD European Development Centre S.A.           Belgium          100
    Eli Lilly Benelux, S.A.                        Belgium          100
    Eli Lilly Denmark A/S                          Denmark          100
    OY Eli Lilly Finland Ab                        Finland          100
    Lilly France S.A.                              France           100
      Elsa France, S.A.                            France           100
    BCR & Lilly Co., Ltd.                          Hungary           49
    Lilly Hungaria KFT                             Hungary          100
    Eli Lilly (Philippines), Incorporated          Philippines      100
    Eli Lilly Ranbaxy Limited *                    India          50<51
    Dista Italia S.r.l.                            Italy            100
    Eli Lilly Italia S.p.A.                        Italy            100
    Eli Lilly Japan K.K.                           Japan            100
    Daewoong Lilly Pharmaceutical Co., Ltd.        Korea             50
    Eli Lilly Malaysia Sdn Bhd.                    Malaysia         100
    ELCO Production Services B.V.                  Netherlands      100
    Eli Lilly Norway A.S.                          Norway           100
    Eli Lilly-Gohar (Private) Limited *            Pakistan          30
    Eli Lilly Poland Sp.z.o.o. (Ltd.)              Poland           100
    Dista-Produtos Quimicos & Farmaceuticos, LD    Portugal         100
    Lilly-Farma, Produtos Farmaceuticos, Lda.      Portugal         100
    ELVA Joint Laboratory *                        Russia            50

ELI LILLY S.A.

  Eli Lilly Nederland B.V. (Cont'd)                Netherlands      100
    Eli Lilly (S.A.) (Proprietary) Limited         South Africa     100
    Elancovet, S.A.                                Spain          50<51
      Derly, S.A.                                  Spain          50<51
      Dista, S.A.                                  Spain          50<51
      Lilly, S.A.                                  Spain          50<51
    Elmedin, S.A.                                  Spain          50<51
    Elquiber, S.A.                                 Spain          50<51
    Geserco, S.A.                                  Spain          50<51
    Hybritech, S.A.                                Spain          50<51
    Valquimica, S.A.                               Spain          50<51
    Eli Lilly Sweden AB                            Sweden           100
    Lilly Mustafa Nevzat Saglik
     Urunleri ve llac Tic                          Turkey            90
    Eli Lilly y Compania de Venezuela, S.A.        Venezuela        100


(1) All of the companies listed, except those that are asterisked, are included in the consolidated financial statements.

* Not Consolidated.